Exhibit 10.95

This document prepared by and
after recording return to:

Troutman Sanders LLP

600 Peachtree Street, N.E.

Suite 5200

Atlanta, Georgia 30308-2216

Attention: S. Jefferson Greenway, Esq.

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”), dated for reference purposes this 14th day of May, 2014, is made by and among UCFP OWNER, LLC, a Delaware limited liability company, as Trustee under the BR/CDP Colonial Trust Agreement dated December 15, 2013 (“Borrower”); ELDORADO, LLC, an Ohio limited liability company (“EP”), SPYGLASS HILL, LLC, an Ohio limited liability company (“SH”), and BR/CDP UCFP VENTURE, LLC, a Delaware limited liability company (‘BR/CDP”; BR/CDP, EP and SH each individually a “Beneficiary” and collectively, “Beneficiaries”); and KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS

A.           Beneficiaries have entered into (i) that certain BR/CDP Colonial Trust Agreement dated December 15, 2013 (“Trust Agreement”), creating the BR/ CDP Colonial Trust (“Trust”), pursuant to which UCFP Owner, LLC, is trustee (“Trustee”); (ii) that certain Tenancy-In-Common Agreement dated as of January 31, 2014 (as may have been amended or supplemented or may hereafter be amended or supplemented, the “TIC Agreement”; the Trust Agreement and the TIC Agreement collectively, the “Ownership Documents”).

B.           Beneficiaries are the beneficial owners of the Property (as hereinafter defined) and, pursuant to the Ownership Documents, are entitled to certain revenues and profits realized therefrom and have certain rights with respect thereto.

C.           Borrower has requested, and Lender has agreed, to make a secured construction loan (the “Loan”) available to Borrower in the maximum aggregate amount at any time outstanding not to exceed the sum of Twenty-Seven Million Five Hundred Thousand and No/100 Dollars ($27,500,000.00), to finance the development and construction of a multi-family project located on certain real property more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”), subject to the terms and conditions of that certain Construction Loan Agreement dated on or about the date hereof by and between Borrower and Lender (the “Loan Agreement”).

D.           Beneficiaries are the sole beneficiaries under the Trust, and will directly benefit from Lender making of the Loan to Borrower.

E.           To induce Lender to make the Loan to Borrower, Borrower and Beneficiaries hereby agree to certain terms of subordination as set forth herein.

F.           The parties have entered into this Agreement in order to set forth the terms of the subordination and other agreements required by Lender.

AGREEMENTS

1.          Unconditional Subordination. Beneficiaries hereby acknowledge and agree that any and all obligations, liabilities, and indebtedness of every kind, nature and description of the Borrower to any Beneficiary, or otherwise arising from the Ownership Documents in favor of any Beneficiary, and any and all rights of any Beneficiary to any payments of any revenue, profits or other sums arising from or in connection with the Property, in each case whether existing at the time of the making of this Agreement or hereafter (collectively, the “Subordinated Interests”) are and shall be absolutely subordinated and junior in right of payment to all existing and future indebtedness of Borrower to Lender, including, without limitation, the Loan and all principal thereof, interest accrued and to accrue thereon, and costs and attorneys’ fees associated therewith (collectively, the “Priority Debt”). Such agreed subordination shall be without prejudice to Lender’s right to assert that any and all obligations of Borrower on the Subordinated Interests are also subordinate to the Priority Debt pursuant to applicable law. Notwithstanding the foregoing, if a Beneficiary (a “Receiving Beneficiary”) receives a distribution or payment from Borrower that is expressly permitted under Section 15.1(ff) of the Loan Agreement during a period in which no Event of Default has occurred and is continuing (a “Valid Payment”), and another Beneficiary (“Other Beneficiary”) has a claim against such Receiving Beneficiary pursuant to the Ownership Documents, such Other Beneficiary may pursue such claim against the Receiving Beneficiary and such claim may be satisfied from the proceeds of the Valid Payment.

2.          Payments to Beneficiaries. Borrower shall not make, nor shall any Beneficiary accept, any payment (in any form whatsoever) upon any portion of the Subordinated Interests except upon the terms and to the extent expressly permitted under Section 15.1(ff) the Loan Agreement.

3.          Turnover of Payments. Subject to Section 2 of this Agreement, any and all payments made by or on behalf of Borrower on the Subordinated Interests shall be received and held by Beneficiaries in trust for Lender pending payment in full of the Priority Debt. Upon the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement), Lender shall have the right to compel Beneficiaries to turn over to Lender any payments made to Beneficiaries by or on behalf of Borrower on the Subordinated Interests made after the occurrence and during the continuance of an Event of Default, until the Priority Debt has been paid in full.

4.          Evidence of Debt. So long as this Agreement remains in effect, Beneficiaries agree to deliver to Lender, at Lender’s request, copies of any notes and related documents evidencing outstanding obligations of Borrower to Beneficiaries. Beneficiaries agree that no notes or other documents evidencing, securing, or otherwise governing the Subordinated Interests shall be sold, assigned, or transferred by Beneficiaries without the prior written consent of Lender.

5.          Insolvency or Liquidation Proceedings. In connection with any insolvency or liquidation proceedings relating to Borrower or the Priority Debt, this Agreement shall remain in full force and effect and constitute an assignment by Beneficiaries to Lender of any payments, dividends, distributions, or other amounts payable to Beneficiaries from assets of Borrower, and Lender shall be entitled to payment in full of the Priority Debt prior to any payments to Beneficiaries on the Subordinated Interests. Any and all payments or distributions that Beneficiaries would, but for the terms of this Agreement, be entitled to receive, shall be paid or distributed by the person authorized under law to make such payments or distributions directly to Lender for application to the Priority Debt, until the Priority Debt has been paid in full. The parties hereto shall not file any proofs of claim, objections, pleadings, or other papers, or take any other actions, that are or would be inconsistent with the system of priorities set forth in this Agreement.

6.          Waiver of Right to Partition. Each Beneficiary hereby fully and irrevocably waives its right to partition the Property until repayment in full of all amounts due and owing by Borrower under the Loan.

7.          Authorized Representative; Trustee’s Authority. Beneficiaries acknowledge that Rob Meyer and Mark Mechlowitz have been appointed as Borrower’s “Authorized Representative” for purposes of dealing with Lender on behalf of Borrower in respect of any and all matters in connection with the Loan Agreement, the other Loan Documents, and the Loan. The Authorized Representative shall have the power, in his discretion, to give and receive all notices, monies, approvals, and other documents and instruments, and to take any other action on behalf of Borrower. Each Beneficiary hereby acknowledges and agrees that (i) in dealing with the Authorized Representative, Lender shall in no event be obligated to verify that the terms of any of the Ownership Documents have been complied with, and (ii) Lender may rely on any instrument executed, or direction given, by the Authorized Representative as conclusive evidence that (a) at the time of the delivery thereof, the Trust was in full force and effect, (b) such instrument or direction was executed or given, as applicable, in accordance with the terms and conditions of the Ownership Documents and is binding upon the Beneficiaries (and the Beneficiaries hereby agree that they shall be bound thereby), and (c) the Authorized Representative was duly authorized and empowered to execute such instrument or give such direction.

8.          Transfers Prohibited. Each Beneficiary agrees not to transfer or assign any of its co-tenancy interest in the Trust except upon the terms and to the extent expressly provided in Section 17.2 of the Loan Agreement. Each Beneficiary further agrees not to grant a lien or security interest in, or otherwise encumber, its beneficial interest in the Property.

9.          Continuing Agreement. This Agreement shall in all respects be a continuing agreement, and this Agreement and the agreements and obligations of the parties hereto shall remain in full force and effect until the Priority Debt has been paid in full.

10.         Actions by Lender. Beneficiaries hereby expressly waive all notices with respect to the creation, renewal, modification, extension or enlargement of the Loan.

11.         No Waiver.   No right, power or remedy of Lender as provided in this Agreement is intended to be exclusive of any other right, power, or remedy of Lender provided in any document executed in connection with the Loan, but each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power or remedy available to Lender now or hereafter existing at law or in equity and may be pursued separately, successively or together at the sole discretion of Lender. The delay or failure of Lender to exercise any right, power or remedy shall in no event be construed as a waiver or release thereof. No waiver of any breach of this Agreement shall extend to or affect any subsequent or other breach then existing, or impair any rights, powers, or remedies consequent thereon, and no delay or omission of Lender to exercise any right, power, or remedy shall be construed to waive any such breach or to constitute acquiescence therein.

12.         Assignment. This Agreement shall extend to and bind the respective heirs, personal representatives, successors and assigns of the parties hereto, and the covenants of Borrower and Beneficiaries set forth herein respecting subordination shall extend to, include, and be enforceable by any transferee or endorsee to whom Lender may transfer all or any portion of the Priority Debt.

13.         Governing Law. This Agreement shall be governed by the laws of the State of Florida without regard to that state’s choice of law rules, and Borrower and Beneficiaries consent to the jurisdiction of the courts of the State of Florida.

14.         Lender Discretion. Nothing in this Agreement shall be construed as requiring Lender to grant any financial assistance to Borrower or as limiting or precluding Lender from the exercise of Lender’s independent judgment and discretion in connection with Lender’s financial arrangements with Borrower.

15.         WAIVER OF JURY TRIAL THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT, OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, OR TO ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.

[signature page follows]

BORROWER	BENEFICIARIES:

UCFP OWNER, LLC, a Delaware limited liability company, as Trustee under the BR/CDP Colonial Trust Agreement dated December 15, 2013	ELDORADO, LLC, an Ohio limited liability company

By:	/s/ Robert Meyer		By:	/s/ Jeanne C. Miller
	Name:	Robert Meyer		Name:	Jeanne C. Miller
	Its	Vice President		Its	Manager

LENDER		SPYGLASS HILL, LLC, an Ohio limited liability company

KEYBANK NATIONAL ASSOCIATION, a national banking association		By:	/s/ J. Robert Brown
			Name:	J. Robert Brown
By:	/s/ Joseph A. Fadus		Its	Manager
Joseph A. Fadus
Its	Senior Vice President

BR/CDP UCFP VENTURE, LLC, a Delaware limited liability company

By:	CDP UCFP Developer, LLC,
a Georgia limited liability company,
a Manager

By:	Catalyst Development
Partners II, LLC,
a Georgia limited
liability company, as its
Manager

By:	/s/ Robert Meyer
Name:	Robert Meyer
Its	Manager

Exhibit A

Legal Description

The land referred to herein below is situated in the County of ORANGE, State of Florida, and is described as follows:

A PORTION OF THE NORTHEAST 1/4 OF SECTION 22, TOWNSHIP 22 SOUTH, RANGE 31 EAST, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHEAST CORNER OF SAID NORTHEAST 1/4 OF SECTION 22; THENCE RUN S87°58'03"W ALONG THE NORTH LINE OF SAID NORTHEAST 1/4, A DISTANCE OF 45.02 FEET, SAID POINT BEING THE INTERSECTION OF A LINE 45.00 FEET WEST OF AND PARALLEL WITH THE EAST LINE OF THE NORTHEAST 1/4 OF SAID SECTION 22 AND THE NORTH LINE OF THE NORTHEAST 1/4 OF SAID SECTION 22; THENCE CONTINUE ALONG SAID NORTH LINE OF THE NORTHEAST 1/4 S87°58'03"W, A DISTANCE OF 610.44 FEET TO THE POINT OF BEGINNING; THENCE RUN S00°56'14"E, A DISTANCE OF 842.92 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 31.00 FEET; THENCE RUN SOUTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 98°26'21", AN ARC DISTANCE OF 53.26 FEET; THENCE RUN N82°29'53"W, A DISTANCE OF 41.52 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 109.00 FEET; THENCE RUN WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 12°16'52", AN ARC DISTANCE OF 23.36 FEET; THENCE RUN S07°30'07"W, A DISTANCE OF 287.92 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF STATE ROAD NUMBER 50, AS SHOWN ON THE FLORIDA DEPARTMENT OF TRANSPORTATION RIGHT OF WAY MAP, SECTION 7506-201, PAGE 9; THENCE RUN N82°29'53"W ALONG SAID NORTHERLY RIGHT OF WAY LINE, A DISTANCE OF 45.95 FEET; THENCE RUN N07°30'07"E, A DISTANCE OF 20.00 FEET; THENCE RUN S82°29'53"E, A DISTANCE OF 2.05 FEET; THENCE RUN N07°30'07"E, A DISTANCE OF 248.38 FEET TO A POINT ON A NON-TANGENT CURVE CONCAVE TO THE NORTH, HAVING A RADIUS OF 129.00 FEET; THENCE FROM A RADIAL BEARING OF N20°31'47"W, RUN WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 28°01'54", AN ARC DISTANCE OF 63.11 FEET; THENCE RUN N82°29'53"W, A DISTANCE OF 339.09 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 89.50 FEET; THENCE RUN WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 17°07'59", AN ARC DISTANCE OF 26.76 FEET TO A POINT OF COMPOUND CURVATURE OF A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 208.50 FEET; THENCE RUN WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 18°25'26", AN ARC DISTANCE OF 67.04 FEET; THENCE RUN N00°56'14"W, A DISTANCE OF 844.21 FEET TO THE SAID NORTH LINE OF THE NORTHEAST 1/4; THENCE RUN N87°58'03"E ALONG SAID NORTH LINE A DISTANCE OF 634.12 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH THE EASEMENT FOR THE BENEFIT OF THE HEREINABOVE DESCRIBED PROPERTY CONTAINED WITHIN THE EASEMENT AGREEMENT RECORDED IN 0. R. BOOK 10470 AT PAGE 6879 0F THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

AND:

TOGETHER WITH COVENANTS AND NON-EXCLUSIVE EASEMENTS CONTAINED IN DECLARATION OF COVENANTS, OPERATIONS & RECIPROCAL EASEMENTS RECORDED IN 0. R. BOOK 10498, PAGE 2464, AS AMENDED BY FIRST AMENDMENT TO DECLARATION OF COVENANTS, OPERATIONS AND RECIPROCAL EASEMENTS RECORDED IN O.R. BOOK 10699, PAGE 7086, OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

AND ALSO:

TOGETHER WITH COVENANTS AND NON-EXCLUSIVE EASEMENTS CONTAINED IN AGREEMENT REGARDING EASEMENTS, COVENANTS AND RESTRICTIONS RECORDED IN 0. R. BOOK 8838, PAGE 3758, AS AMENDED BY FIRST AMENDMENT TO AGREEMENT REGARDING EASEMENTS, COVENANTS AND RESTRICTIONS RECORDED IN 0. R, BOOK 9338, PAGE 4682, OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

AND ALSO:

TOGETHER WITH THE EASEMENTS FOR THE BENEFIT OF THE HEREINABOVE DESCRIBED PROPERTY CONTAINED WITHIN THE RECIPROCAL EASEMENT AGREEMENT RECORDED IN O.R. BOOK 10699, PAGE 7102, OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

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